Exhibit 99.1

Foresight Energy LP Announces Launch of $500 Million

Second Lien Senior Secured Notes Private Offering

ST. LOUIS, Missouri — (BUSINESS WIRE) — March 7, 2017 — Foresight Energy LP (NYSE:FELP) announced the commencement of a private offering (the “Offering”) of $500 million aggregate principal amount of second lien senior secured notes due 2024 (the “New Notes”) to be issued by its wholly owned subsidiaries Foresight Energy LLC (the “Company”) and Foresight Energy Finance Corporation (the “Co-Issuer” and, together with the Company, the “Issuers”).

The Issuers intend to use the net proceeds of the Offering of the New Notes, together with the net proceeds from a series of related transactions, to refinance the following indebtedness:

▪	the Issuers’ Second Lien Senior Secured PIK Notes due 2021 (the “Second Lien Notes”), including accrued and unpaid interest thereon;
▪	the Issuers’ Second Lien Senior Secured Exchangeable PIK Notes due 2017 (the “Exchangeable PIK Notes”), including accrued and unpaid interest thereon; and
▪

the Company’s outstanding credit facilities (the “Existing Credit Facilities”), including the revolving credit facility (the “Existing Revolving Credit Facility”) and the term loan (the “Existing Term Loan”), including, in each case, accrued and unpaid interest thereon.

The Offering will be made solely by means of a private placement either to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or outside the United States, only to non-U.S. investors pursuant to Regulation S of the Securities Act.

The New Notes to be issued in the Offering have not been and will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any security in any jurisdiction in which such offering, solicitation or sale would be unlawful. This press release does not constitute a notice of redemption with respect to either of the Second Lien Notes or the Exchangeable PIK Notes.

Forward-Looking Statements

This press release contains, and oral statements made from time to time by representatives of Foresight Energy LP and its subsidiaries may contain, “forward-looking” statements within the meaning of the federal securities laws. Statements regarding our expected financial results, our expectations regarding possible financing transactions and other statements that contain words such as “possible,” “intend,” “will,” “if” and “expect” are forward looking and can be impacted by numerous factors, including risks relating to capital markets conditions, the impact of adverse market conditions affecting business of Foresight Energy LP or its subsidiaries, adverse changes in laws including with respect to tax and regulatory matters and other risks. There can be no assurance that actual results will not differ from those expected by management of Foresight Energy LP. Additional known material factors that could cause actual results to differ from those in the forward-looking statements are described in Part I, “Item 1A. Risk Factors” of Foresight Energy LP’s Annual Report on Form 10-K filed on March 1, 2017. Foresight Energy LP undertakes no obligation to update or revise such forward-looking statements to reflect events or circumstances that occur, or which Foresight Energy LP becomes aware of, after the date hereof.

About Foresight Energy LP

Foresight Energy LP is a leading producer and marketer of thermal coal controlling over 2 billion tons of coal reserves in the Illinois Basin. Foresight currently owns four mining complexes (Williamson, Sugar Camp, Hillsboro and Macoupin), with four longwall systems, and the Sitran river terminal on the Ohio River. Foresight’s operations are strategically located near multiple rail and river transportation access points, providing transportation cost certainty and flexibility to direct shipments to the domestic and international markets.

Contact

Gary M.  Broadbent

Senior Corporate Counsel and

Director of Investor and Media Relations

740-338-3100

Investor.relations@foresight.com

Media@coalsource.com

2